Exhibit 10.1

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Agreement”) is entered into as of April 3, 2013 (and effective as set forth in Section 7 of this Agreement), by and among Peak Holdings LLC, a Delaware limited liability company (“Holdings”), Pinnacle Foods Inc. (f/k/a Crunch Holding Corp.), a Delaware corporation (the “Corporation”), and the employees listed on the signature pages hereto (collectively, the “Employees”).

WHEREAS, the parties hereto are parties to that certain Securityholders’ Agreement, dated as of May 28, 2008, as amended from time to time and a copy of which is attached hereto as Exhibit A (the “Securityholders’ Agreement”);

WHEREAS, the Employees have beneficial ownership of a majority of the Common Stock (as defined in the Securityholders’ Agreement) constituting Employee Securities (as defined in the Securityholders’ Agreement); and

WHEREAS, the parties hereto wish to terminate the Securityholders’ Agreement pursuant to Section 5.2(a) thereof.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Termination of the Securityholders’ Agreement: The parties hereto hereby agree that, as of the effective date set forth in Section 7 of this Agreement, the Securityholders’ Agreement shall terminate and be of no further force and effect.

2. Third Party Beneficiary: Nothing in this Agreement, express or implied, is intended to or shall confer upon anyone other than the parties any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

3. Section Headings: Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions thereof.

4. Choice of Law: This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to any choice or conflict of law provision which would require the application of any law other than that of the State of New York.

5. Jurisdiction: Each party to this Agreement irrevocably agrees that any suit, action or proceeding which may arise out of or in connection with this Agreement shall be brought in the courts of the State of New York in New York County or the courts of the United States District Court for the Southern District of New York, which shall have exclusive jurisdiction to settle any disputes arising out of or in connection with this Agreement and for such purpose each Party hereby irrevocably and unconditionally submits to the jurisdiction of such courts.

6. Counterparts: This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement of the parties hereto.

7. Effective Date: This Agreement shall become effective upon the closing of the initial public offering and sale of shares of common stock of the Corporation (the “IPO”) and shall be of no force and effect (i) prior to the closing of the IPO and (ii) if the closing of the IPO has not been consummated within ten (10) business days from the date of this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers or agents as of the date first above written.

PEAK HOLDINGS LLC

By:	/s/ Craig Steeneck
Name:	Craig Steeneck
Title:	Executive Vice President and Chief Financial Officer

PINNACLE FOODS INC.

By:	/s/ Craig Steeneck
Name:	Craig Steeneck
Title:	Executive Vice President and Chief Financial Officer

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers or agents as of the date first above written.

Scott Farell

/s/ Scott Farell

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers or agents as of the date first above written.

Jay Bendik

/s/ Jay Bendik

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers or agents as of the date first above written.

Thomas Lindenmuth

/s/ Thomas Lindenmuth

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers or agents as of the date first above written.

Rebecca Moncher

/s/ Rebecca Moncher

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers or agents as of the date first above written.

Michael Riddle

/s/ Michael Riddle

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers or agents as of the date first above written.

Joseph Rosito

/s/ Joseph Rosito

EXHIBIT A

SECURITYHOLDERS’ AGREEMENT

SECURITYHOLDERS AGREEMENT

This Securityholders Agreement (this “Agreement”) is entered into as of May 28, 2008 by and among Crunch Holding Corp., a Delaware corporation (the “Company”), Peak Holdings LLC, a Delaware limited liability company (“Holdings”), parties to this Agreement who are identified as Employees on the signature page hereto (each, an “Employee” and, collectively, the “Employees”), and each other holder of Securities who hereafter executes a separate agreement to be bound by the terms hereof (Holdings, the Employees and each other Person that is or may become a party to this Agreement as contemplated hereby are sometimes referred to herein collectively as the “Securityholders” and individually as a “Securityholder”). Certain capitalized terms used herein are defined in Section 6.1.

The parties hereto agree as follows:

ARTICLE I

REPRESENTATIONS AND WARRANTIES

OF THE PARTIES

1.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Securityholders that as of the date of this Agreement:

(a) it is a corporation, validly existing and in good standing under the laws of the State of Delaware, it has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action;

(b) this Agreement has been duly and validly executed and delivered by the Company and constitutes a legal and binding obligation of the Company, enforceable against the Company in accordance with its terms; and

(c) the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which the Company is subject, (ii) violate any order, judgment or decree applicable to the Company, or (iii) conflict with, or result in a breach or default under, any term or condition of the Company’s organizational documents or any agreement or instrument to which the Company is a party or by which it is bound.

1.2 Representations and Warranties of the Securityholders. Each Securityholder (as to himself or itself only) represents and warrants to the Company and the other Securityholders that, as of the time such Securityholder becomes a party to this Agreement:

(a) this Agreement (or the separate joinder agreement executed by such Securityholder) has been duly and validly executed and delivered by such Securityholder, and this Agreement constitutes a legal and binding obligation of such Securityholder, enforceable against such Securityholder in accordance with its terms; and

(b) the execution, delivery and performance by such Securityholder of this Agreement (or any joinder to this Agreement) and the consummation by such Securityholder of the transactions contemplated hereby (and thereby) will not, with or without the giving of notice or lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which such Securityholder is subject, (ii) violate any order, judgment or decree applicable to such Securityholder, or (iii) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which such Securityholder is a party or by which such Securityholder is bound.

ARTICLE II

VOTING AGREEMENTS

2.1 Election of Directors.

(a) On or prior to the Lapse Date, each Person, other than the Company, that is a party to this Agreement hereby agrees that such Person will vote, or cause to be voted, all voting securities of the Company over which such Person has the power to vote or direct the voting, and will take all other necessary or desirable action within such Person’s control, and the Company will take all necessary and desirable actions within its control, to cause the authorized number of directors for each of the respective boards of directors of the Company and its Subsidiaries to be established at up to ten directors, and to elect or cause to be elected to the respective boards of directors of the Company and each of its Subsidiaries and cause to be continued in office, such individuals as are designated from time to time by Holdings.

(b) If at any time on or prior to the Lapse Date, Holdings shall notify the other parties to this Agreement of their desire to remove, with or without cause, any individual from a Company or Subsidiary directorship, all such parties so notified will vote, or cause to be voted, all voting securities of the Company and the aforementioned Subsidiaries over which they have the power to vote or direct the voting, and shall take all such other actions promptly as shall be necessary or desirable to cause the removal of such director.

(c) If at any time on or prior to the Lapse Date, any director ceases to serve on the board of directors of the Company or any of its Subsidiaries (whether due to resignation, removal or otherwise), Holdings shall be entitled to designate a successor member/director to fill the vacancy created thereby. Each Person that is a party hereto agrees to vote, or cause to be voted, all voting securities of the Company and the aforementioned Subsidiaries over which such Person has the power to vote or direct the voting, and shall take all such other actions as shall be necessary or desirable to cause the designated successor to be elected to fill such vacancy.

(d) Nothing in this Agreement shall be construed to impair any rights that the unitholders or stockholders of the Company or any Subsidiary of the Company may have to remove any director for cause under applicable law or the organizational documents of the Company or such Subsidiary, as the case may be. No such removal of an individual designated pursuant to this Section 2.1 for cause shall affect any of Holdings’ rights to designate a different individual pursuant to this Section 2.1 to fill the position from which such individual was removed.

(e) The provisions of this Section 2.1 shall remain in effect following the first Public Offering.

2.2 Other Voting Matters.

(a) Each party to this Agreement hereby agrees that such party will vote, or cause to be voted, all voting securities of the Company and its Subsidiaries over which such party has the power to vote or direct the voting, either in person or by proxy, whether at a securityholders meeting, or by written consent, in the manner in which Holdings directs in connection with the approval of any amendment or amendments to the Company’s organizational documents, the merger, security exchange, combination or consolidation of the Company with any other Person or Persons, the sale, lease or exchange of all or substantially all of the property and assets of the Company and its Subsidiaries on a consolidated basis, and the reorganization, recapitalization, liquidation, dissolution or winding-up of the Company.

(b) In order to effectuate the provisions of Sections 2.1 and 2.2 hereof, each holder of Employee Securities hereby grants to Jeffrey P. Ansell, or if Jeffrey P. Ansell shall cease to be the Chief Executive Officer of the Company, to his successor in such position with the Company, or if the Chief Executive Officer of the Company shall be unable to exercise this proxy due to illness or absence or if the position of Chief Executive Officer of the Company shall be vacant, to the General Counsel of the Company, a proxy to vote at any annual or special meeting of Securityholders, or to take any action by written consent in lieu of such meeting with respect to, or to otherwise take action in respect of, all of the Securities owned or held of record by such holder in connection with the matters set forth in Sections 2.1 and 2.2 hereof in accordance with the provisions of Sections 2.1 and 2.2 hereof. Each of the proxies granted hereby is irrevocable and is coupled with an interest. To effectuate the provisions of this Section 2.2(b), the Secretary of each of the Company and each of the aforementioned Subsidiaries of the Company, or if there be no Secretary such other officer or employee of the Company or such Subsidiaries as the board of directors of the Company or such Subsidiaries may appoint to fulfill the duties of the Secretary, shall not record any vote or consent or other action contrary to the terms of this Section 2.2(b).

ARTICLE III

TRANSFERS OF SECURITIES

3.1 Restrictions on Transfer of Employee Securities. Prior to the earliest of (i) a Qualified Public Offering, (ii) the occurrence of a Change of Control and (ii) April 2, 2014 (the “Lapse Date”), no holder of Employee Securities may Transfer any Employee Securities except in an Exempt Employee Transfer.

3.2 Right of First Refusal.

(a) If, at any time on or after the Lapse Date and prior to a Public Offering, any holder of Employee Securities (for purposes of this Section 3.2(a), a “Selling Employee Holder”) proposes to sell any or all of his Employee Securities (other than an Exempt Employee Transfer) to a third party (a “Proposed Sale”), such Selling Employee Holder shall first notify the Company in writing. Such Selling Employee Holder’s notice to the Company (the “Proposed Sale Notice”) shall (i) state such Selling Employee Holder’s intention to sell Employee Securities to one or more persons, the amount of Employee Securities to be sold, the purchase price therefor, and the other material terms of the Proposed Sale and (ii) contain an irrevocable offer to sell such Employee Securities to the Company (in the manner set forth below) at a purchase price equal to the price contained in, and on the same terms and conditions of, the Proposed Sale.

(b) At any time within thirty (30) days after the date of the receipt by the Company of the Proposed Sale Notice, the Company shall have the right and option to purchase, or to arrange for a third party to purchase, all of the Employee Securities covered by the Proposed Sale Notice at the same price and on the same terms and conditions of the Proposed Sale (or, if the Proposed Sale includes any consideration other than cash, then, at the sole option of the Company, at the equivalent all cash price, determined in good faith by the board directors of the Company), by delivering a certified bank check or checks in the appropriate amount (or by wire transfer of immediately available funds, if the Selling Employee Holder provides to the Company wire transfer instructions) (and any such non-cash consideration to be paid) to the Selling Employee Holder at the principal office of the Company against delivery of certificates or other instruments representing the Employee Securities so purchased, appropriately endorsed by the Selling Employee Holder. If at the end of the 30-day period, the Company or such third party has not tendered the purchase price for such Employee Securities in the manner set forth above, the Selling Employee Holder may, during the succeeding 30-day period, sell not less than all of the Employee Securities covered by the Proposed Sale to a third party on terms no less favorable to the Selling Employee Holder than those contained in the Proposed Sale Notice. Promptly after such sale, the Selling Employee Holder shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company. If, at the end of thirty (30) days following the expiration of the 30-day period, during which the Company is entitled hereunder to purchase the Employee Securities, the Selling Employee Holder has not completed the sale of such Employee Securities as aforesaid, all of the restrictions on sale, transfer or assignment contained in this Agreement shall again be in effect with respect to such Employee Securities.

3.3 Securities Act Compliance No Securities may be transferred by a holder of Employee Securities (other than pursuant to an effective registration statement under the Securities Act) unless such Securityholder first delivers to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such Transfer is not required to be registered under the Securities Act.

3.4 Certain Transferees Bound by Agreement Subject to compliance with the other provisions of this Article III, any Securityholder may Transfer any Securities held by such Securityholder in accordance with applicable law; provided, however, that if the Transfer is not made pursuant to a Public Sale or a transaction the consummation of which will cause the termination of this Agreement pursuant to Article V, then the Transferor of such Security shall first deliver to the Company a written agreement of the proposed Transferee (excluding a Transferee that is a Limited Partner) to become a Securityholder and to be bound by the terms of this Agreement (unless such proposed Transferee is already a Securityholder). All Employee Securities will continue to be Employee Securities in the hands of any Transferee (other than the Company, Blackstone or any Transferee in a Public Sale). All Blackstone Securities will continue to be Blackstone Securities in the hands of any Transferee (other than the Company, the Employees or a Transferee in a Public Sale).

3.5 Transfers in Violation of Agreement Any Transfer or attempted Transfer of any Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Securities as the owner of such Securities for any purpose.

ARTICLE IV

DRAG-ALONG RIGHTS

ON APPROVED SALE

4.1 Drag-Along Rights.

(a) Subject to the next paragraph, if Blackstone or Holdings elects to consummate, or to cause the Company to consummate, a transaction constituting a Change of Control, Blackstone or Holdings, as applicable, shall notify the Company and the other Securityholders in writing of that election, the other Securityholders will consent to and raise no objections to the proposed transaction, and the Securityholders and the Company will take all other actions reasonably necessary or desirable to cause the consummation of such transaction on the terms proposed by Blackstone or Holdings (a “Drag Along Sale”). Without limiting the foregoing, (i) if the proposed Drag Along Sale is structured as a sale of assets or a merger or consolidation, or otherwise requires stockholder approval, the Securityholders and the Company will vote or cause to be voted all Securities that they hold or with respect to which such Securityholder has the power to direct the voting and which are entitled to vote on such transaction in favor of such transaction and will waive any appraisal rights which they may have in connection therewith, and (ii) if the proposed Drag Along Sale is structured as or involves a sale or redemption of Securities, the Securityholders will agree to sell their pro-rata share of the Securities being sold in such Drag Along Sale on the terms and conditions approved by Blackstone or Holdings, and the Securityholders will execute any merger, asset purchase, security purchase, recapitalization or other sale agreement approved by Blackstone in connection with such Change of Control.

(b) The obligations of the Securityholders with respect to the Drag Along Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Drag Along Sale, all of the holders of a particular class or series of Securities (if any consideration is to be received by any of them) shall receive the same form and amount of consideration per share, unit or amount of Securities, or if any holders of a particular class or series of Securities are given an option as to the form and amount of consideration to be received, all holders of such class or series will be given the same option and (ii) if consideration is to be received by holders of Securities, all holders of then currently exercisable rights to acquire a particular class or series of Securities will be given an opportunity to either (A) exercise such rights prior to the consummation of the Drag Along Sale and participate in such sale as holders of such Securities or (B) upon the consummation of the Drag Along Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share, unit or amount of Securities received by the holders of such type and class of Securities in connection with the Drag Along Sale less the exercise price per share, unit or amount of such rights to acquire such Securities by (2) the number of shares, units or aggregate amount of Securities represented by such rights.

(c) Each Securityholder will bear its or his pro-rata share (based upon the relative amount of proceeds received for the Securities sold) of the reasonable costs of any sale of Securities pursuant to a Drag Along Sale to the extent such costs are incurred for the benefit of all Securityholders and are not otherwise paid by the Company or the acquiring party. Costs incurred by or on behalf of a Securityholder for its or his sole benefit will not be considered costs of the transaction hereunder. In the event that any transaction that Blackstone elects to consummate or cause to be consummated pursuant to this Section 4.1 is not consummated for any reason, the Company will reimburse Blackstone for all actual and reasonable expenses paid or incurred by Blackstone in connection therewith.

(d) Notwithstanding any provision in this Agreement to the contrary, Blackstone and its Affiliates shall be entitled to be paid customary and reasonable fees by Holdings, the Company or any Subsidiary for any investment banking services provided by it in connection with a Change of Control.

(e) The provisions of this Section 4.1 shall remain in effect following the first Public Offering.

ARTICLE V

AMENDMENT AND TERMINATION

5.1 Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Securityholders unless such modification, amendment or waiver is approved in writing by each of the Company and Holdings; provided that no such modification, amendment or waiver may materially adversely affect Employee Securities or the rights or obligations hereunder of holders of Employee Securities unless approved in writing by the Employee Majority Holders. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

5.2 Termination of Agreement. This Agreement will terminate in respect of all Securityholders (a) with the written consent of the Company, Holdings and the Employee Majority Holders, (b) upon the dissolution, liquidation or winding-up of the Company or (c) upon the consummation of a transaction, whether in a single transaction or in a series of related transactions that are consummated contemporaneously (or consummated pursuant to contemporaneous agreements), with any other Person or Persons on an arms-length basis, pursuant to which such party or parties acquire (whether by merger, stock purchase, recapitalization, reorganization, redemption, issuance of capital stock or otherwise) more than 50% of the Fully Diluted Shares or voting stock of the Company.

5.3 Termination as to a Party. Any Person who ceases to hold any Securities shall cease to be a Securityholder and shall have no further rights or obligations under this.

ARTICLE VI

MISCELLANEOUS

6.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

“Affiliate” of any particular Person means any other Person Controlling, Controlled by or under common Control with such particular Person or, in the case of a natural Person, any other member of such Person’s Family Group.

“Agreement” has the meaning set forth in the preface.

“Blackstone” means Blackstone Capital Partners V L.P. and its Affiliates.

“Blackstone Securities” means (a) Securities, Common Stock, Common Stock Equivalents, Preferred Units or Preferred Stock hereafter acquired by Blackstone, and (b) any securities of the Company issued with respect to the securities referred to in clause (a) above by way of a payment-in-kind, stock dividend, or stock split or in connection with a combination of shares, exchange, conversion, recapitalization, merger, consolidation or other reorganization, or otherwise.

“Change of Control” means (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company or Holdings to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than Blackstone or its affiliates (as defined in Rule 501 (b) of the Securities Act of 1933) or (ii) any person or group, other than the Blackstone or its affiliates, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company or Holdings, including by way of merger, consolidation or otherwise and the Blackstone ceases to directly or indirectly control the Board.

“Common Stock” has the meaning set forth in the Holdings Securityholders’ Agreement.

“Common Stock Equivalents” means (without duplication with any Units, Common Stock or other Common Stock Equivalents) rights, warrants, options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Units, Common Stock or securities exercisable for or convertible or exchangeable into Units or Common Stock, as the case may be, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

“Company” has the meaning set forth in the preface.

“Control” (including, with correlative meaning, all conjugations thereof) means with respect to any Person, the ability of another Person to control or direct the actions or policies of such first Person, whether by ownership of voting securities, by contract or otherwise.

“Drag Along Sale” has the meaning set forth in Section 4.1(a).

“Employee Majority Holders” means the Person or Persons having beneficial ownership of a majority of the Common Stock constituting Employee Securities.

“Employee Securities” means (a) Securities acquired by the Employees on or after the date of this Agreement under the Management Equity Subscription Agreements and/or Nonqualified Stock Option Agreement, (b) any Securities, Common Stock or Common Stock Equivalents hereafter acquired by any holder of Employee Securities, and (c) any securities issued with respect to the securities referred to in clauses (a) or (b) above by way of a payment-in-kind, stock dividend or stock split or in connection with a combination of shares, exchange, conversion, recapitalization, merger, consolidation or other reorganization, or otherwise.

“Employees” has the meaning set forth in the preface.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exempt Employee Transfer” means a Transfer of Employee Securities (a) pursuant to a Change of Control under Section 3.1 or other transaction approved under Section 2.2, (b) to the Company pursuant to a call option under an option agreement or subscription agreement, (c) upon the death of the holder pursuant to the applicable laws of descent and distribution, (d) if expressly permitted by an Employee’s option agreement or subscription agreement, (e) solely to or among such Employee’s Family Group, (f) incidental to the exercise, conversion or exchange of such securities in accordance with their terms, any combination of shares (including any reverse stock split) or (g) to Blackstone or any of its Affiliates.

“Family Group” means, with respect to any individual, such individual’s spouse and descendants (whether natural or adopted) and any trust, partnership, limited liability company or similar vehicle established and maintained solely for the benefit of (or the sole members or partners of which are) such individual, such individual’s spouse and/or such individual’s descendants.

“Fully-Diluted Shares” means, as of any date of determination, the number of shares of Common Stock outstanding plus, as the case may be, all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion or exchange of all then-outstanding Common Stock Equivalents.

“Holdings” has the meaning set forth in the preface.

“Holdings Securityholders Agreement” means the Securityholders Agreement among Holdings and its members, as it may be amended from time to time.

“Lapse Date” has the meaning set forth in Section 3.1.

“Ownership Percentage” means, for each Securityholder and with respect to a type and class of Security, the percentage obtained by dividing the number of units or shares of such Security held by such Securityholder by the total number of units or shares of such Security (other than Excluded Securities) outstanding.

“Person” means an individual, a partnership, a joint venture, a corporation, an association, a joint stock company, a limited liability company, a trust, an unincorporated organization or a government or any department or agency or political subdivision thereof.

“Proposed Sale” has the meaning set forth in Section 3.2(a).

“Proposed Sale Notice” has the meaning set forth in Section 3.2(a).

“Public Offering” means a sale of Common Stock to the public in an offering pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act, as then in effect, provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

“Public Sale” means a sale of Securities pursuant to a Public Offering or a Rule 144 Sale.

“Qualified Public Offering” means a Public Offering which results in (i) at least 25% of the Company’s or Holdings’ outstanding equity securities on a fully diluted basis having been issued as a result of such Public Offering or (ii) aggregate gross proceeds to Blackstone equal to 50% of the value of Blackstone’s equity interest in Holdings or the Company as of April 2, 2007.

“Rule 144” means Rule 144 adopted under the Securities Act (or any successor rule or regulation).

“Rule 144 Sale” means a sale of Securities to the public through a broker, dealer or market-maker pursuant to the provisions of Rule 144 adopted under the Securities Act (or any successor rule or regulation).

“SEC” means the Securities and Exchange Commission.

“Securities” means, collectively, the Blackstone Securities and the Employee Securities.

“Securityholder” has the meaning set forth in the preface.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Selling Employee Holder” has the meaning set forth in Section 3.2(a).

“Selling Blackstone Holder” has the meaning set forth in Section 3.3(a).

“Subsidiary” means any corporation, limited liability company, partnership or other entity with respect to which another specified entity has the power to vote or direct the voting of sufficient securities to elect directors (or comparable authorized persons of such entity) having a majority of the voting power of the board of directors (or comparable governing body) of such entity.

“Transfer” means (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof within their correlative meanings) with respect to any security, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such Security or any interest therein.

6.2 Legends.

(a) Securityholders Agreement. Each certificate or instrument evidencing Employee Securities, if any, and each certificate or instrument, if any, issued in exchange for or upon the Transfer of any such Employee Securities (if such securities remain subject to this Agreement after Such Transfer) shall be stamped or otherwise imprinted with a legend (as appropriately completed under the circumstances) in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE CONSTITUTE EMPLOYEE SECURITIES UNDER A CERTAIN SECURITYHOLDERS AGREEMENT DATED AS OF MAY 28, 2008 AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S SECURITYHOLDERS AND, AS SUCH, ARE SUBJECT TO CERTAIN VOTING PROVISIONS, PURCHASE RIGHTS AND RESTRICTIONS ON TRANSFER SET FORTH IN THE SECURITYHOLDERS AGREEMENT. A COPY OF SUCH SECURITYHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(b) Restricted Securities. Each instrument or certificate, if any, evidencing Securities and each instrument or certificate, if any, issued in exchange or upon the Transfer of any Securities shall be stamped or otherwise imprinted with a legend substantially in the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT).”

(c) Removal of Legends. Whenever in the opinion of the Company and counsel reasonably satisfactory to the Company (which opinion shall be delivered to the Company in writing) the restrictions described in any legend set forth above cease to be applicable to any Securities, the holder thereof shall be entitled to receive from the Company, without expense to the holder, a new instrument or certificate not bearing a legend stating such restriction.

6.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

6.4 Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

6.5 Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Securityholders and any subsequent holders of Securities and the respective successors and assigns of each of them, so long as they hold Securities.

6.6 Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

6.7 Remedies. The Company and the Securityholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Securityholder may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

6.8 Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when sent by facsimile (receipt confirmed) delivered personally, five days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company’s address is:

Crunch Holding Corp. c/o The Blackstone Group 345 Park Avenue New York, NY 10154
Attention:	Prakash Melwani

Fax:	212-583-5722

with 2 copies to :

Pinnacle Foods Group Mountain Lakes, NJ 07046
Attention:	General Counsel (first copy) Treasurer (second copy)

Fax:	973-541-6693

Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017-3954
Attention:	Gregory T. Grogan, Esq.

Fax:	212-455-2502

6.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

6.10 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

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